UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2013
BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
(858) 668-2586
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Information.
On February 27, 2013, Ashford University received a letter from its accreditor, the Higher Learning Commission of the North Central Association of Schools and Colleges, or HLC, stating that on February 21, 2013 the University was placed on Notice due to concerns about its capacity to meet the newly revised criteria effective January 2013 and its current non-compliance with HLC's substantial presence policy. Ashford University remains accredited. Notice is a Commission sanction indicating that an institution is pursuing a course of action that, if continued, could lead it to be out of compliance with one or more criteria for accreditation. At the end of the Notice period, which runs from February 2013 until the February 2014 meeting of HLC's Board of Trustees, HLC may remove the University from Notice or, in the event the identified concerns have not been satisfactorily addressed, place the University on probation or take other action, which could include a show-cause order or withdrawal of accreditation.

In its letter, HLC reported its determination that Ashford University is not currently in compliance with HLC's substantial presence policy and set forth procedures and a timeline for evaluating the University's implementation of its previously reviewed  plan with respect to substantial presence in the event Ashford University does not gain accreditation from the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges, or WASC.  On or before July 10, 2013, Ashford University must provide an interim report to HLC stating whether or not the University has gained accreditation from WASC.  If the University has not by such time been accredited by WASC, the University will also be required to host a focused evaluation no later than October 1, 2013, to evaluate whether the University has completed specific steps, following its December 2012 plan, to establish presence in the Commission's region as required pursuant to the Commission's jurisdictional requirements.

In addition, Ashford University will be required to host a focused evaluation on or before December 15, 2013 to examine retention, graduation and the University's progress in resolving the identified issues. This evaluation will take place whether or not the University gains WASC accreditation if HLC remains the gatekeeper for Ashford University's Title IV funds or if the University has not voluntarily resigned its HLC accreditation.

Further information is available in the Public Disclosure Notice on Ashford University, which will be published on HLC's website at www.ncahlc.org under “HLC Institutions - Public Disclosures”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel